Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our reports dated February 27, 2023 relating to the consolidated financial statements of Viatris Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Viatris Inc. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
March 3, 2023